Exhibit 4(s)

GENESEE & WYOMING INC.

4.50% Senior Amortizing Notes due 2015

First Supplemental Indenture

Dated as of September 19, 2012

Supplement to Indenture Dated as of September 19, 2012

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

i

ARTICLE 5
DISCHARGE AND DEFEASANCE
Section 5.01. Base Indenture	16
Section 5.02. Discharge	16
Section 5.03. Legal Defeasance	17
Section 5.04. Covenant Defeasance	17
Section 5.05. Conditions to Legal or Covenant Defeasance	18
Section 5.06. Application of Trust Money	19
Section 5.07. Repayment to Company	19
Section 5.08. Reinstatement	19
Section 5.09. Provisions to Survive Defeasance and Discharge	20

ARTICLE 6
THE NOTES
Section 6.01. Form of Notes	20
Section 6.02. Installment Payments	21
Section 6.03. Depositary	22
Section 6.04. Certificated Notes	23

ARTICLE 7
REDEMPTION / CONVERSION / SINKING FUNDS
Section 7.01. Inapplicable Provisions of Base Indenture	24

ARTICLE 8
REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER
Section 8.01. Offer to Repurchase	24
Section 8.02. Early Mandatory Settlement Notice and Merger Redemption Notice	24
Section 8.03. Procedures for Exercise	25
Section 8.04. Withdrawal of Repurchase Notice	25
Section 8.05. Effect of Repurchase	26

ARTICLE 9
TAX TREATMENT
Section 9.01. Tax Treatment	27

A.	Form of Note

FIRST SUPPLEMENTAL INDENTURE dated as of September 19, 2012 (“Supplemental Indenture”) between GENESEE & WYOMING INC., a Delaware corporation, as issuer (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”), supplementing the Indenture dated as of September 19, 2012 between the Company and Wilmington Trust, National Association (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s unsecured senior debt securities (the “Securities”);

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 4.50% Senior Amortizing Notes due 2015 (the “Notes,” and each $14.1023 of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an initial aggregate principal amount of $32,435,290.00, each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of September 19, 2012, among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and Wilmington Trust, National Association, as Trustee (the “Purchase Contract Agreement”);

WHEREAS, Section 11.01 of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any Securities by the Company and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope of Supplemental Indenture; General. This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate principal amount of $32,435,290.00) and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “4.50% Senior Amortizing Notes due 2015.” The Notes may be issued in accordance with the provisions of Article Three of the Base Indenture, as modified pursuant to the terms hereof.

ARTICLE 2

CERTAIN DEFINITIONS

Section 2.01. Certain Definitions. Section 1.01 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall govern. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar foreign, federal or state law for the relief of debtors.

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Certificated Note” means a Note in definitive registered form without interest coupons.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company as it existed on the Issue Date.

“close of business” means 5:00 p.m. (New York City time).

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Note in global form and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of Wilmington Trust, National Association, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Covenant Defeasance” has the meaning ascribed to it in Section 5.04.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the lapse of time or both would be, an Event of Default.

“DTC” has the meaning ascribed to such term in Section 6.03 hereof.

“Early Mandatory Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” has the meaning ascribed to it in the Purchase Contract Agreement.

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system of the Commission.

“Event of Default” means any event specified as such in Section 4.02(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Fundamental Change” has the meaning ascribed to such term in the Purchase Contract Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Note” has the meaning ascribed to such term in Section 6.01(b) hereof.

“Global Note Holder” has the meaning ascribed to such term in Section 6.03 hereof.

“Global Unit” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Holder”, “Holder of Securities”, “securityholder” and similar terms mean in the case of a Note, the Person in whose name such Note is registered in the books of the security register for the Notes.

“Indenture” has the meaning ascribed to it in the preamble hereof.

“Initial Principal Amount” means $14.1023 per Note.

“Installment Payment” has the meaning ascribed to it in Section 6.02(a).

“Installment Payment Date” means each January 1, April 1, July 1 and October 1, commencing on January 1, 2013 and ending on the Maturity Date.

“Installment Payment Period” means the period from, and including, the Issue Date to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date.

“Issue Date” means September 19, 2012.

“Legal Defeasance” has the meaning ascribed to it in Section 5.03.

“Maturity Date” means October 1, 2015.

“Merger Redemption Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Redemption Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Termination Redemption” has the meaning ascribed to it in the Purchase Contract Agreement.

“Note” and “Notes” have the respective meanings ascribed to such terms in the preamble hereof and includes, for the avoidance of doubt, both Separate Notes and Notes that constitute part of a Unit.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Class A Common Stock on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means Wilmington Trust, National Association, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” has the meaning ascribed to it in the preamble hereof.

“Regular Record Date” means, with respect to any January 1, April 1, July 1 or October 1 Installment Payment Date, the immediately preceding December 15, March 15, June 15 or September 15, respectively.

“Repurchase Date” means a date specified by the Company in the Early Mandatory Settlement Notice or Merger Redemption Notice, as the case may be, which date shall be at least 20 but not more than 45 Business Days following the date of the Early Mandatory Settlement Notice or the date of the Merger Redemption Notice, as the case may be, and which may or may not fall on the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be.

“Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” on the reverse side of the Notes.

“Repurchase Price” means, with respect to a Note to be repurchased pursuant to Article 8, an amount equal to the principal amount of such Note as of the Repurchase Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Repurchase Date, calculated at an annual rate of 4.50%; provided that, if the Repurchase Date falls after a Regular Record Date and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the Holder as of such Regular Record Date and shall not be included in the Repurchase Price per Note.

“Repurchase Right” has the meaning ascribed to it in Section 8.01.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning ascribed to it in the preamble hereof.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Significant Subsidiary” means any subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act.

“Successor Corporation” has the meaning ascribed to it in Section 3.05(b)(i).

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Unit” means the collective rights of a Holder of a 5.00% Tangible Equity Unit, with a stated amount of $100, issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

Section 2.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

ARTICLE 3

COVENANTS

Section 3.01. Annual Reports. The Company is required to deliver, within 120 calendar days after the end of each fiscal year (which as of the Issue Date is December 31), to the Trustee an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) regarding compliance with the

Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. This Section 3.01 shall replace the provisions contained in Section 12.02 of the Base Indenture in their entirety and all references to Section 12.02 of the Base Indenture or any provision thereof shall be deemed, for the purposes of the Notes, to be references to this Section 3.01.

Section 3.02. Reports. For purposes of Section 7.04 of the Base Indenture, with respect to the Notes, (A) documents filed by the Company with the Commission via EDGAR shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR, provided, however, that the Trustee shall have no obligation whatsoever to determine if such filing has occurred and (B) for the avoidance of doubt, the determination of the date on which the Company is required to file any information, documents or reports with the Commission shall give effect to any grace period provided by Rule 12b-25 under the Exchange Act. Delivery of reports, information and documents to the Trustee pursuant to Section 7.04 of the Base Indenture is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

Section 3.03. Limitations on Mergers, Consolidations and Sales of Assets. (a) This Section 3.03 shall replace the provisions contained in Article Ten of the Base Indenture in their entirety and all references to Article Ten in the Base Indenture or any provision thereof shall be deemed, for the purposes of the Notes, to be references to this Section 3.03.

(b) The Company shall not consolidate with or merge with or into or wind up into, whether or not the Company is the surviving corporation, or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person in one transaction or a series of related transactions, unless:

(i) the successor corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Successor Corporation,” which, for the avoidance of doubt, may be the Company) (A) is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and (B) expressly assumes by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all Installment Payments on the Notes and the performance of every covenant in the Indenture on the part of the Company to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease or conveyance comply with the Indenture and that all conditions precedent provided for in the Indenture related to such transaction have been complied with.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the Successor Corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in the Indenture. Upon such substitution, the Company will be released from its obligations under the Indenture and the Notes, provided that in the case of a lease of all or substantially all of the Company’s assets, the Company shall not be released from its obligations under the Indenture and the Notes.

Section 3.04. Applicability of Covenants Contained in the Base Indenture. Each of the agreements and covenants of the Company contained in Article Twelve of the Base Indenture, except as specified herein, shall apply to the Notes.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01. Base Indenture. This Article 4 supersedes in its entirety Article Five of the Base Indenture and any reference in the Base Indenture to such Article Five or any provision thereof shall be deemed, for the purposes of the Notes, to refer to this Article 4 or the corresponding provision herein, as the case may be.

Section 4.02. Events of Default.

(a) “Event of Default” means any one or more of the following events:

(i) the failure by the Company to pay any Installment Payment on any Notes as and when the same shall become due and payable and continuance of such failure for a period of 30 calendar days;

(ii) the failure by the Company to pay the Repurchase Price of any Notes when the same shall become due and payable;

(iii) the failure by the Company to give notice of a Fundamental Change when any such notice is due pursuant to the terms of the Purchase Contract Agreement;

(iv) the failure by the Company to comply with any of its other agreements or covenants in, or provisions of, the Notes or the Indenture and such failure continues for the period and after the notice specified in Section 4.02(b) below;

(v) the acceleration of any indebtedness of the Company that has an outstanding principal amount of $50 million (or the foreign currency equivalent thereof) or more, individually or in the aggregate, and such acceleration does not cease to exist, or such indebtedness is not satisfied, in either case within 30 calendar days after such acceleration;

(vi) the failure by the Company to make any principal or interest payment in an amount of $50 million (or the foreign currency equivalent thereof) or more, individually or in the aggregate, in respect of indebtedness of the Company within 30 calendar days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

(vii) a final judgment or judgments that exceed $50 million (or the foreign currency equivalent thereof) or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 calendar days of being entered;

(viii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of creditors; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 calendar days.

(b) A Default as described in Section 4.02(a)(iv) above shall not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company in writing and the Trustee, of the Default and the Company does not cure the Default within 60 calendar days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

(c) If an Event of Default (other than an Event of Default with respect to the Company described in Section 4.02(a)(viii) or (ix)), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, all future, scheduled Installment Payments on the Notes shall be due and payable immediately. If an Event of Default with respect to the Company specified in Section 4.02(a)(viii) or (ix) occurs, such an amount shall become automatically and immediately due and payable without any declaration, notice or other act on the part of the Trustee, the Company or any Holder. This provision, however, is subject to the condition that, if at any time after the future, scheduled Installment Payments on the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured Installments Payments, if any, upon all of the Notes and the Installment Payments on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue amounts, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee and all other amounts due the Trustee under Section 6.07 of the Base Indenture, and if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) any and all existing Events of Default, other than the nonpayment of any Installment Payments on the Notes that shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 4.04, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon. Notwithstanding the previous sentence, no rescission shall be effective against any Holder for (x) any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Default or Event of Default or (y) any failure by the Company to pay any Installment Payment on, or (if applicable) the Repurchase Price of, any Notes as and when the same shall become due and payable.

(d) Notwithstanding anything to the contrary in the Base Indenture, except with respect to an Event of Default pursuant to Section 4.02(a)(i) or (ii), the Trustee shall not be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless an authorized officer of the Trustee with direct responsibility for administration of the Indenture has received written notice thereof from the Company or any Holder of the Notes.

Section 4.03. Notice of Defaults. The Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default. The Trustee, within 90 calendar days after the occurrence of a Default with respect to the Notes, shall mail to all Holders of the Notes, at the Company’s expense, as the names and the addresses of such Holders appear upon the Security Register, notice of all Defaults known to the Trustee with respect to the Notes, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of Default or Event of Default in the payment of any Installment Payment or Repurchase Price or any that resulted from the failure to comply with any obligation of the Company under Section 4.07 of the Purchase Contract Agreement, the Trustee shall be protected in withholding such notice if and so long as the Trustee determines that the withholding of such notice is in the Holders’ interests.

Section 4.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any continuing Default or Event of Default (other than a Default or Event of Default in payment of Installment Payments or the Repurchase Price) on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 4.05. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 4.06. Rights of the Trustee. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Notwithstanding the foregoing, subject to Section 6.01 of the Base Indenture, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request or direction of any of the Holders unless such Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense resulting from such exercise.

Section 4.07. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(a) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(c) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such indemnity has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 4.08. Rights of Holders to Receive Installment Payments. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive Installment Payments on its Note on or after the applicable Installment Payment Date, or to receive the Repurchase Price on any Repurchase Date, or to bring suit for the enforcement of any such payment on or after such date, may not be impaired or affected without the consent of that Holder.

Section 4.09. Collection Suit by Trustee. If an Event of Default in payment of Installment Payments or the Repurchase Price specified in clause (i) or (ii) of Section 4.02(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of the Installment Payments or Repurchase Price, as the case may be, unpaid, together with interest on overdue payments at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 4.10. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.11. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 4.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 4.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 4.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 4.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.16. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

DISCHARGE AND DEFEASANCE

Section 5.01. Base Indenture. This Article 5 supersedes in their entirety Articles Four and Fifteen of the Base Indenture and any reference in the Base Indenture to any such Article or any provision thereof shall be deemed, for the purposes of the Notes, to refer to the applicable provision in this Article 5.

Section 5.02. Discharge. Subject to Section 5.09, the Company’s obligations under the Notes and the Indenture will terminate if:

(i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii) (A) the Maturity Date occurs within one year,

(B) the Company irrevocably deposits in trust with the Trustee, in trust solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to the Maturity Date and to pay all other sums payable by it hereunder,

(C) no Event of Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound, and

(E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

Section 5.03. Legal Defeasance. The Company shall, subject to Section 5.09 and the satisfaction of the conditions set forth in Section 5.05, be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 5.06 hereof and the other Sections of this Indenture referred to in Section 5.09 below, and to have satisfied all of its obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same). The Company may exercise Legal Defeasance with respect to the Notes notwithstanding the prior exercise of Covenant Defeasance with respect to the Notes.

Section 5.04. Covenant Defeasance. The Company shall, subject to Section 5.09 and the satisfaction of the conditions set forth in Section 5.05, be released from its obligations under the covenant contained in Section 3.05 (other than Section 3.05(b)(i)(B)) and, on and after the date that the conditions set forth in Section 5.05 are satisfied with respect to the Notes (hereinafter, “Covenant Defeasance”), the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to such covenant or by reason of any reference in such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.02, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 5.05 and the exceptions set forth in Section 5.09, clauses (iii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 4.02(a) shall not constitute Defaults or Events of Default hereunder.

Section 5.05. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, and interest on, the Outstanding Notes (in the form of Installment Payments) on the applicable due dates therefor;

(b) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the Issue Date, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(f) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(g) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the Indenture have been complied with.

Section 5.06. Application of Trust Money. Subject to Section 5.07, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 5.02 or pursuant to Legal Defeasance or Covenant Defeasance, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes (in the form of Installment Payments) in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 5.07. Repayment to Company. Subject to Section 6.07 of the Base Indenture and Section 5.02, Section 5.03 and Section 5.04, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 5.08. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 5.02, Section 5.03 or Section 5.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes (in the form of Installment Payments) because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

Section 5.09. Provisions to Survive Defeasance and Discharge. Notwithstanding the foregoing, no discharge, Legal Defeasance or Covenant Defeasance pursuant to this Article 5 shall affect the following obligations to, or rights of, the Holders of the Notes:

(a) the rights of registration of transfer and exchange of the Notes;

(b) the Company’s obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes;

(c) the rights of Holders of Notes to receive payments in respect of the principal thereof and interest thereon (in the form of Installment Payments), upon the original due dates therefor, but not upon acceleration;

(d) the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Company’s obligations in connection therewith;

(e) the rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

(f) the maintenance of an office or agency for payment and money for payments held in trust.

ARTICLE 6

THE NOTES

Section 6.01. Form of Notes. (a) The Notes will initially be issued as Component Notes in the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, and will be attached to the related Global Unit and registered in the name of Wilmington Trust, National Association, as attorney-in-fact of the holder(s) of such Global Unit.

(b) Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement. Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by Global Securities in the form of Exhibit A hereto (the “Global Note”)

deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by a Certificated Note, in each case, as provided in Section 2.03 of the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement.

(c) The terms of such Notes are herein incorporated by reference and are part of this Supplemental Indenture.

(d) The Notes shall be issuable in denominations initially equal to the Initial Principal Amount and integral multiples in excess thereof.

Section 6.02. Installment Payments. (a) On each Installment Payment Date, the Company shall pay an installment on each Note of $1.25 (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided in the Notes; provided that the Installment Payment on each Note on January 1, 2013 shall equal $1.4167. Installment Payments shall be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date corresponding to such Installment Payment Date; provided that, in respect of any Notes in definitive registered form, the final Installment Payment shall be made only against surrender of such Note to the Paying Agent.

(b) Each Installment Payment shall constitute a payment of interest (at an annual rate of 4.50%) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
January 1, 2013	$1.2369	$0.1798
April 1, 2013	$1.1053	$0.1447
July 1, 2013	$1.1177	$0.1323
October 1, 2013	$1.1303	$0.1197
January 1, 2014	$1.1430	$0.1070
April 1, 2014	$1.1558	$0.0942
July 1, 2014	$1.1689	$0.0811
October 1, 2014	$1.1820	$0.0680
January 1, 2015	$1.1953	$0.0547
April 1, 2015	$1.2087	$0.0413
July 1, 2015	$1.2223	$0.0277
October 1, 2015	$1.2361	$0.0139

(c) Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month.

(d) If any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such Installment Payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date when such Installment Payment was originally due.

Section 6.03. Depositary. The Depositary for the Global Note shall initially be The Depository Trust Company (“DTC”). The Global Note (which shall initially have a balance of zero Notes) shall be deposited on or about the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).

None of the Company, the Trustee, the Security Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Security Registrar and the Paying Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this

Indenture relating to such Global Note (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any beneficial owner) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and beneficial owners of such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.

None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants of DTC, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 6.04. Certificated Notes. This Section 6.04 supersedes the fourth, fifth and sixth paragraphs of Section 3.04(b) of the Base Indenture and any reference in the Base Indenture to such paragraphs or any provision thereof shall be deemed, for the purposes of the Notes, to refer to this Section 6.04 or the corresponding provision herein, as the case may be. If:

(i) the Depositary is unwilling or unable to continue as Depositary for such Global Note and the Company is unable to find a qualified replacement for such Depositary within 90 days;

(ii) at any time the Depositary ceases to be a clearing agency registered under the Exchange Act; or

(iii) an Event of Default, or any failure on the part of the Company to observe or perform any covenant or agreement in the Indenture has occurred and is continuing and the beneficial owner of any Notes represented by a Global Note requests that its Notes be issued in physical, certificated form, then, in each case, the Company shall execute, and the Trustee, upon receipt of an Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes (or in an aggregate principal amount equal to the principal amount of the Notes in respect of which a beneficial owner has requested the issuance of Notes in physical, certificated form pursuant to clause (iii) above) in exchange for such Global Note or Notes (or relevant portion thereof).

ARTICLE 7

REDEMPTION / CONVERSION / SINKING FUNDS

Section 7.01. Inapplicable Provisions of Base Indenture. The Notes shall not be payable in any currency other than U.S. dollars, redeemable or convertible and no sinking fund shall be provided for the Notes. Articles Thirteen, Fourteen and Sixteen and Section 3.10 of the Base Indenture shall not apply to the Notes.

ARTICLE 8

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 8.01. Offer to Repurchase. If the Company elects to exercise its Early Mandatory Settlement Right with respect to, or cause a Merger Termination Redemption of, the Purchase Contracts, then each Holder of Notes (whether any such Note is a Separate Note or a component of a Unit) shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, pursuant to Section 8.03. The Company shall not be required to repurchase a portion of a Note.

Section 8.02. Early Mandatory Settlement Notice and Merger Redemption Notice. If the Company elects to exercise its Early Mandatory Settlement Right or in the event of a Merger Termination Redemption in respect of the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, the Company shall provide the Trustee and the Holders of the Notes with a copy of the Early Mandatory Settlement Notice or Merger Redemption Notice, as the case may be, delivered pursuant to the Purchase Contract Agreement.

Section 8.03. Procedures for Exercise.

(a) To exercise the Repurchase Right, a Holder must deliver, at or prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Notes to be repurchased to the Paying Agent (or the Units to the Purchase Contract Agent, if (1) the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, occurs on or after the Repurchase Date and (2) the relevant Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case in accordance with appropriate procedures of the Depositary, unless the Notes are not in the form of a Global Note (or the Units are not in the form of Global Units, as the case may be), in which case such Holder must deliver the Notes to be repurchased to the Paying Agent or Trustee, duly endorsed for transfer to the Company, together with a Repurchase Notice, to the Paying Agent or Trustee (or (ii) the Units that include the Notes to be repurchased to the Purchase Contract Agent, if (1) the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, occurs on or after the Repurchase Date and (2) the Notes have not been separated from the Units).

(b) The Repurchase Notice must state the following:

(i) if Certificated Notes or Units have been issued, the certificate numbers of the Notes or Units, or if the Notes or Units are in the form of a Global Note or a Global Unit, as the case may be, the Repurchase Notice must comply with appropriate procedures of the Depositary;

(ii) the number of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Article 8.

(c) In the event that the Company exercises its Early Mandatory Settlement Right or in the event that a Merger Termination Redemption occurs with respect to Purchase Contracts that are a component of Units prior to the Repurchase Date, upon such exercise or redemption the Company shall execute and the Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes in same form and in the same number as the Notes comprising part of the Units.

Section 8.04. Withdrawal of Repurchase Notice.

(a) A Holder may withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Paying Agent or Trustee, with a copy to the Trustee (if delivered to the Paying Agent) and the Company (in the case of a Note or Unit in the form of a Global Note or a Global Unit, as the case may be, in accordance with the appropriate procedures of the Depositary), at or prior to the close of business on the Business Day immediately preceding the Repurchase Date.

(b) The notice of withdrawal must state the following:

(i) if Certificated Notes or Units have been issued, the certificate numbers of the withdrawn Notes or Units, as applicable, or if the Notes or Units are in the form of a Global Note or a Global Unit, as the case may be, the notice of withdrawal must comply with appropriate DTC procedures;

(ii) the number of the withdrawn Notes; and

(iii) the number of Notes, if any, that remain subject to the Repurchase Notice.

Section 8.05. Effect of Repurchase. (a) The Company shall be required to repurchase the Notes with respect to which the Repurchase Right has been exercised on the Repurchase Date. To effectuate such repurchase, the Company shall deposit immediately available funds with the Paying Agent or Trustee, on or prior to 11:00 a.m., New York City time, on the Repurchase Date, in an amount or amounts sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes (or Units, as applicable).

(b) If the Paying Agent or Trustee holds money on the Repurchase Date sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes or Units, as applicable, is made or whether or not the Notes or Units, as applicable, are delivered as required herein), and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date falls between a Regular Record Date and the corresponding Installment Payment Date, the related Installment Payment).

(c) The Company shall, in connection with any repurchase offer pursuant to this Article 8, if required, (i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, and (ii) file a Schedule TO or any other required schedule under the Exchange Act.

(d) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).

ARTICLE 9

TAX TREATMENT

Section 9.01. Tax Treatment. The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Base Indenture. This Article 10 supersedes in their entirety Sections 11.01 and 11.02 of the Base Indenture, and any reference in the Base Indenture to Section 11.01 or 11.02 thereof or any provision therein shall be deemed, for the purposes of the Notes, to refer to this Article 10 or the corresponding provision herein, as the case may be.

Section 10.02. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes; provided that such amendments or supplements shall not adversely affect the interests of the Holders;

(b) provide for the assumption by a Successor Corporation of the Company’s obligations as set forth in Section 3.05;

(c) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) evidence and provide for the acceptance of appointment with respect to the Notes by a successor Trustee in accordance with the Indenture, and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(e) provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

(f) secure the Notes;

(g) add guarantees with respect to the Notes;

(h) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i) make any change that does not adversely affect the rights of any Holder; and

(j) conform the provisions of the Indenture to the “Description of the Amortizing Notes” section in the preliminary prospectus supplement dated September 12, 2012, as supplemented and/or amended by the pricing term sheet dated September 13, 2012, relating to the offering and sale of the Units.

Section 10.03. Amendments With Consent of Holders. Without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Outstanding Notes, and the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:

(a) change any Installment Payment Date or the amount owed on any Installment Payment Date,

(b) reduce the principal amount of the Notes or the rate of interest thereon;

(c) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture with respect to the Notes;

(d) reduce the percentage in principal amount of Outstanding Notes the consent of whose Holders is required for any indenture supplemental hereto or for any waiver of compliance with provisions of the Indenture or Events of Default and their consequences provided for herein, or make any change to this sentence;

(e) change the ranking of the Notes;

(f) make the Notes payable in a currency other than that stated in the Notes; or

(g) reduce the Repurchase Price or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payment.

The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.04. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 11

MISCELLANEOUS

Section 11.01. GOVERNING LAW. THE INDENTURE, THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.02. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any subsidiary of the Company. Any such indenture or loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.03. Successors and Assigns. All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns and inure to the benefit of its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns and inure to the benefit of its successors and assigns.

Section 11.04. Counterparts. The parties may sign any number of counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

Section 11.05. Severability. To the extent permitted by applicable law, in case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

Section 11.06. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.07. Conflict of Any Provision of Indenture with TIA. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture which is required to be included herein by any of Sections 310 to 317 of the TIA, inclusive, or is deemed applicable to the Indenture by virtue of the provisions of the TIA, such required provision shall control.

Section 11.08. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 11.09. Waiver of Jury Trial. The Company and the Trustee hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the Notes or the transactions contemplated hereby or thereby, to the extent permitted by law.

Section 11.10. Further Amendments. The following amendments shall also be made to the Base Indenture:

(a)	The phrase “only Debt Securities which the Trustee knows to be so owned shall be so disregarded” in the proviso to the definition of “Outstanding” shall be replaced with the phrase “only Debt Securities which a Responsible Officer knows to be so owned shall be so disregarded”.

(b)	References to the “Trustee” shall be deleted from the definition of “Vice President.”

(c)	The following language appearing at the end of the first paragraph of Section 1.02 shall be deleted: “, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.”

(d)	The first sentence of the last paragraph of Section 3.03 shall be deleted and replaced with the following: “No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.”

(e)	The following clauses shall be added immediately following Section 6.03(g):

“(h)	The Trustee may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(i)	The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(j)	In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)	In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances).

(l)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.”

(f)	The following clause shall be added to the end of the last sentence of Section 6.07: “and resignation or removal of the Trustee”.

(g)	The following sentence shall be added following the last paragraph of Section 6.07: “When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.02(viii) or (ix) of the First Supplemental Indenture hereunder, dated September 19, 2012, relating to the 4.50% Senior Amortizing Notes due 2015, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.”

(h)	Section 6.08 shall be deleted in its entirety and replaced with the following:

“Section 6.08. Disqualifications; Conflicting Interests.

(a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Debt Securities of more than one series or any other indenture between the Trustee and the Company.”

(i)	Section 6.12 shall be deleted in its entirety and replaced with the following:

“Section 6.12. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities of any series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company.”

(j)	The third sentence of the third paragraph of Section 6.14 shall be deleted in its entirety and replaced with the following: “The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services.”

(k)	Section 7.02 shall be deleted in its entirety and replaced with the following:

“Section 7.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee if and so long as it is acting as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities of any series, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.”

(l)	Section 7.03 shall be deleted in its entirety and replaced with the following:

“Section 7.03. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.03.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Debt Securities are listed on any stock exchange.”

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GENESEE & WYOMING INC., as the Company

By:	/s/ John C. Hellmann
Name: John C. Hellmann
Title: Chief Executive Officer

By:	/s/ Allison Fergus
Name: Allison Fergus
Title: General Counsel and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Banking Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Note.

1

GENESEE & WYOMING INC.

4.50% SENIOR AMORTIZING NOTES DUE 2015

CUSIP No.       371559 AA3

ISIN No.:   US371559AA32

No.	[Initial]* Number of Notes:

GENESEE & WYOMING INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [                    ]**, or registered assigns (the “Holder”), the initial principal amount of $14.1023 for each of the number of Notes set forth above[, or such other number of Notes reflected in the books and records of the Depositary and the Trustee, in accordance with the terms of the Indenture, but which number of Notes, taken together with the number of all other outstanding Notes, shall not exceed 2,300,000 Notes at any time]*, in equal quarterly installments of $1.25 per Note (except for the January 1, 2013 installment, which shall be $1.4167 per Note) (each such payment, an “Installment Payment,” constituting a payment of interest at the rate per year of 4.50% and a partial repayment of principal) payable on each January 1, April 1, July 1 and October 1 commencing on January 1, 2013 (each such date, an “Installment Payment Date” and the period from, and including, September 19, 2012 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), all as set forth on the reverse hereof, with the final Installment Payment due and payable on October 1, 2015.

The Installment Payment on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Installment Payment for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any Installment Payment Date is not a Business Day, then payment of the Installment Payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date when such Installment Payment was originally due. Installment Payments shall be paid to the Person in whose name the Note is registered at the close of business on December 15, March 15, June 15 and September 15, as applicable (each, a “Regular Record

2

Date”). Installment Payments shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or in Wilmington, Delaware; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Note.
**	Include only if not a Global Note.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GENESEE & WYOMING INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes of the series designated herein referred to in the within mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

GENESEE & WYOMING INC.

4.50% Senior Amortizing Notes due 2015

This Note is one of a duly authorized series of Securities of the Company designated as its 4.50% Senior Amortizing Notes due 2015 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of September 19, 2012, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the TIA that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 19, 2012 (the “First Supplemental Indenture”), between the Company and the Trustee (the Base Indenture and, as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in initial aggregate principal amount as specified in the First Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at an annual rate of 4.50%) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
January 1, 2013	$1.2369	$0.1798
April 1, 2013	$1.1053	$0.1447
July 1, 2013	$1.1177	$0.1323
October 1, 2013	$1.1303	$0.1197
January 1, 2014	$1.1430	$0.1070
April 1, 2014	$1.1558	$0.0942
July 1, 2014	$1.1689	$0.0811
October 1, 2014	$1.1820	$0.0680
January 1, 2015	$1.1953	$0.0547
April 1, 2015	$1.2087	$0.0413
July 1, 2015	$1.2223	$0.0277
October 1, 2015	$1.2361	$0.0139

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all future, scheduled Installment Payments to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay Installment Payments on this Note or the Repurchase Price (if applicable) at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 5.00% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of September 19, 2012, among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and Wilmington Trust, National Association, as Trustee under the Indenture (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units and Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or in Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations initially equal to $14.1023 and integral multiples in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest, if any, on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Trustee hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the Notes or the transactions contemplated thereby, to the extent permitted by law.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or of any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company and each Holder agrees, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO:	GENESEE & WYOMING INC.
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from Genesee & Wyoming Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Note (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number: